Exhibit 99.1

SCHWAB REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
December Core Net New Assets Equal $61.4 Billion, 4Q24 Totals $114.8 Billion
4Q Net Revenues Up 20% Year-Over-Year to $5.3 Billion
 Quarterly GAAP Earnings Per Share of $.94, $1.01 Adjusted (1) – Up 49% Versus 4Q23

WESTLAKE, Texas, January 21, 2025 – The Charles Schwab Corporation reported net income for the fourth quarter totaling $1.8 billion, or $.94 earnings per share. Excluding $177 million of pre-tax transaction-related and restructuring costs, adjusted (1) net income and earnings per share equaled $2.0 billion and $1.01, respectively.

Client Driven Growth	$367B 2024 Core Net New Assets
“In the fourth quarter of 2024, we added $115 billion in core net new assets, bringing asset gathering for the year to $367 billion – a 4.3% annualized growth rate. This 20% annual increase in net new assets reflects our ongoing progress following the Ameritrade integration.”
CEO Rick Wurster

Revenue Growth	20% 4Q24 Revenue Growth vs. 4Q23
“Strong client engagement, increased margin utilization, encouraging client cash trends, and record net inflows into our Managed Investing Solutions helped lift 4Q24 revenue to $5.3 billion, – an increase of 20% year-over-year.”
CEO Rick Wurster

Through- the-Cycle Profitability	46.6% 4Q24 Adjusted Pre-Tax Profit Margin (1)
“The combination of 20% revenue growth and disciplined expense management resulted in a 4Q24 pre-tax profit margin of 43.3% – 46.6% adjusted (1) – as well as quarterly GAAP and adjusted (1) earnings per share growth of 84% and 49%, respectively.”
CFO Mike Verdeschi

Balance Sheet Management	$14.9B 4Q24 Reduction in Bank Supplemental Funding (2)
“Client transactional sweep cash grew by $35 billion versus 3Q24, including a $25 billion increase in December due to typical year-end seasonality. This build helped us further reduce Bank Supplemental Funding by $14.9 billion to $49.9 billion – down ~50% from peak levels.”
CFO Mike Verdeschi

4Q24 Client and Business Highlights

•Net asset gathering helped total client assets increase 19% year-over-year to $10.10 trillion
•Core net new assets equaled $114.8 billion, bringing full year total to $366.9 billion – up 20% versus 2023
•New brokerage account openings increased 23% year-over-year to 1.1 million for the quarter, pushing total active accounts to 36.5 million
•Managed Investing Solutions net inflows of $15 billion brought the full-year total to a record $55 billion – with converted Retail Ameritrade clients accounting for approximately 35% of net inflows
•Margin balances grew sequentially by 15% to $83.8 billion, up 34% from year-end 2023
•Trading activity increased 11% relative to the prior quarter as client engagement surged following the election
•Retail client satisfaction scores achieved record levels, while Advisor Services promoter scores remained above pre-conversion levels
•Schwab was awarded America’s Best Customer Service 2025 by Newsweek (3)
•Schwab Mobile recognized as the #1 mobile investing app by Corporate Insight (4)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Financial Highlights	2024	2023	Change	2024	2023	Change

Net revenues (in millions)	$5,329	$4,459	20%	$19,606	$18,837	4%
Net income (in millions)
GAAP	$1,840	$1,045	76%	$5,942	$5,067	17%
Adjusted	$1,974	$1,367	44%	$6,433	$6,159	4%
Diluted earnings per common share
GAAP	$.94	$.51	84%	$2.99	$2.54	18%
Adjusted	$1.01	$.68	49%	$3.25	$3.13	4%
Pre-tax profit margin
GAAP	43.3%	26.8%		39.2%	33.9%
Adjusted	46.6%	36.0%		42.5%	41.5%
Return on average common
stockholders’ equity (annualized)	18%	12%		15%	16%
Return on tangible
common equity (annualized)	36%	43%		35%	54%
Note: Items labeled “adjusted” are non-GAAP financial measures; further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release. All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

4Q24 Financial Commentary

•Net revenues grew on both a year-over-year and sequential basis, up 20% and 10%, respectively
•Sequential net interest margin expanded by 25 basis points to 2.33%
•Client transactional sweep cash balances ended at $418.6 billion, a sequential increase of $34.6 billion
•Bank Supplemental Funding (2) declined sequentially by $14.9 billion to $49.9 billion at December month-end
•Asset management and administration fees achieved a quarterly record of $1.5 billion
•Trading revenue increased 14% versus 4Q23 as a result of higher volumes and changes in trading mix
•GAAP expenses for the quarter declined 7% versus 4Q23
•Fourth quarter acquisition and integration-related costs, amortization of acquired intangibles, and restructuring costs equaled $177 million; exclusive of these items, adjusted total expenses (1) were flat year-over-year
•Capital ratios across the firm continue to strengthen – including preliminary consolidated Tier 1 Leverage and adjusted Tier 1 Leverage (1) reaching 9.9% and 6.8%, respectively
•Results reflect certain items, including the resolution of previously accrued tax and legal reserves, which contributed $.03 to both GAAP and adjusted diluted earnings per share (1)
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release.
(2) Bank Supplemental Funding includes repurchase agreements at the banks, Schwab Bank Certificates of Deposit (CDs), and Federal Home Loan Bank balances.
(3) Newsweek America’s Best Customer Service 2025 was given on October 30, 2024, and expires November 1, 2025. The criteria, evaluation, and ranking were determined by Newsweek, partnered with Statista. Visit https://d.newsweek.com/en/file/473784/newsweek-americas-best-customer-service-2025-methodology.pdf for more information. Schwab paid a licensing fee to Newsweek for use of the award and logos.
(4) Schwab leads in mobile rankings in Corporate Insight’s 2024 Brokerage Experience Benchmarks (https://corporateinsight.com/the-2024-brokerage-experience-benchmarks), which evaluate the individual investor experience offered by 20 leading brokerage websites and mobile apps. This research was independently conducted by Corporate Insight using the Experience Benchmarks’ analytical frameworks that are built on over 25 years of research to provide a clear view of how the nation’s top brokerage websites and mobile apps stack up against one another in terms of functionality, design, navigation, and usability.

Winter Business Update
The company will host its Winter Business Update for institutional investors this morning from 7:30 a.m. - 8:30 a.m. CT, 8:30 a.m. - 9:30 a.m. ET.

Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s ongoing progress following the Ameritrade acquisition; asset gathering; client cash trends; competitive position; through-the-cycle profitability; and capital ratios. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 36.5 million active brokerage accounts, 5.4 million workplace plan participant accounts, 2.0 million banking accounts, and $10.10 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

Contact Information

MEDIA
Mayura Hooper, 415-667-1525
public.relations@schwab.com

INVESTORS/ANALYSTS
Jeff Edwards, 817-854-6177
investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Revenues
Interest revenue	$3,851	$3,963	$15,537	$16,111
Interest expense	(1,320)	(1,833)	(6,393)	(6,684)
Net interest revenue	2,531	2,130	9,144	9,427
Asset management and administration fees	1,509	1,241	5,716	4,756
Trading revenue	873	767	3,264	3,230
Bank deposit account fees	241	174	729	705
Other	175	147	753	719
Total net revenues	5,329	4,459	19,606	18,837
Expenses Excluding Interest
Compensation and benefits	1,533	1,409	6,043	6,315
Professional services	297	253	1,053	1,058
Occupancy and equipment	276	331	1,060	1,254
Advertising and market development	101	104	397	397
Communications	131	144	591	629
Depreciation and amortization	224	238	916	804
Amortization of acquired intangible assets	130	130	519	534
Regulatory fees and assessments	89	270	398	547
Other	243	386	937	921
Total expenses excluding interest	3,024	3,265	11,914	12,459
Income before taxes on income	2,305	1,194	7,692	6,378
Taxes on income	465	149	1,750	1,311
Net Income	1,840	1,045	5,942	5,067
Preferred stock dividends and other	123	119	464	418
Net Income Available to Common Stockholders	$1,717	$926	$5,478	$4,649
Weighted-Average Common Shares Outstanding:
Basic	1,831	1,823	1,828	1,824
Diluted	1,836	1,828	1,834	1,831
Earnings Per Common Shares Outstanding (1):
Basic	$.94	$.51	$3.00	$2.55
Diluted	$.94	$.51	$2.99	$2.54
(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q4-24 % change		2024				2023
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-23	Q3-24	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	19%	14%	$2,531	$2,222	$2,158	$2,233	$2,130
Asset management and administration fees	22%	2%	1,509	1,476	1,383	1,348	1,241
Trading revenue	14%	10%	873	797	777	817	767
Bank deposit account fees	39%	59%	241	152	153	183	174
Other	19%	(13)%	175	200	219	159	147
Total net revenues	20%	10%	5,329	4,847	4,690	4,740	4,459
Expenses Excluding Interest
Compensation and benefits (1)	9%	1%	1,533	1,522	1,450	1,538	1,409
Professional services	17%	16%	297	256	259	241	253
Occupancy and equipment	(17)%	2%	276	271	248	265	331
Advertising and market development	(3)%	—	101	101	107	88	104
Communications	(9)%	(11)%	131	147	172	141	144
Depreciation and amortization	(6)%	(3)%	224	231	233	228	238
Amortization of acquired intangible assets	—	—	130	130	129	130	130
Regulatory fees and assessments	(67)%	1%	89	88	96	125	270
Other (2)	(37)%	(6)%	243	259	249	186	386
Total expenses excluding interest	(7)%	1%	3,024	3,005	2,943	2,942	3,265
Income before taxes on income	93%	25%	2,305	1,842	1,747	1,798	1,194
Taxes on income	N/M	7%	465	434	415	436	149
Net Income	76%	31%	1,840	1,408	1,332	1,362	1,045
Preferred stock dividends and other	3%	13%	123	109	121	111	119
Net Income Available to Common Stockholders	85%	32%	$1,717	$1,299	$1,211	$1,251	$926
Earnings per common share (3):
Basic	84%	32%	$.94	$.71	$.66	$.69	$.51
Diluted	84%	32%	$.94	$.71	$.66	$.68	$.51
Dividends declared per common share	—	—	$.25	$.25	$.25	$.25	$.25
Weighted-average common shares outstanding:
Basic	—	—	1,831	1,829	1,828	1,825	1,823
Diluted	—	—	1,836	1,834	1,834	1,831	1,828
Performance Measures
Pre-tax profit margin			43.3%	38.0%	37.2%	37.9%	26.8%
Return on average common stockholders’ equity (annualized) (4)			18%	14%	14%	15%	12%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(3)%	21%	$42.1	$34.9	$25.4	$31.8	$43.3
Cash and investments segregated	20%	13%	38.2	33.7	21.7	25.9	31.8
Receivables from brokerage clients — net	24%	15%	85.4	74.0	72.8	71.2	68.7
Available for sale securities	(23)%	(8)%	83.0	90.0	93.6	101.1	107.6
Held to maturity securities	(8)%	(2)%	146.5	149.9	153.2	156.4	159.5
Bank loans — net	12%	4%	45.2	43.3	42.2	40.8	40.4
Total assets	(3)%	3%	479.8	466.1	449.7	468.8	493.2
Bank deposits	(11)%	5%	259.1	246.5	252.4	269.5	290.0
Payables to brokers, dealers, and clearing organizations (5)	102%	(19)%	13.3	16.4	5.9	6.7	6.6
Payables to brokerage clients	20%	14%	101.6	89.2	80.0	84.0	84.8
Other short-term borrowings	(9)%	(43)%	6.0	10.6	10.0	8.4	6.6
Federal Home Loan Bank borrowings	(37)%	(26)%	16.7	22.6	24.4	24.0	26.4
Long-term debt	(14)%	—	22.4	22.4	22.4	22.9	26.1
Stockholders’ equity	18%	3%	48.4	47.2	44.0	42.4	41.0
Other
Full-time equivalent employees (at quarter end, in thousands)	(3)%	—	32.1	32.1	32.3	32.6	33.0
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	30%	91%	$258	$135	$92	$122	$199
Expenses excluding interest as a percentage of average client assets (annualized)			0.12%	0.12%	0.13%	0.14%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	22%	11%	6,312	5,697	5,486	5,958	5,192
Number of Trading Days	1%	(1)%	63.0	63.5	63.0	61.0	62.5
Revenue Per Trade (6)	(7)%	—	$2.20	$2.20	$2.25	$2.25	$2.36

(1) Fourth quarter of 2023 includes $16 million in restructuring costs.
(2) Fourth quarter of 2023 includes $181 million in restructuring costs.
(3) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(4) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(5) Payables to brokers, dealers, and clearing organizations include securities loaned.
(6) Revenue per trade is calculated as trading revenue divided by the product of DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2024			2023			2024			2023
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$28,332	$334	4.61%	$35,312	$475	5.27%	$29,676	$1,539	5.10%	$37,846	$1,894	4.94%
Cash and investments segregated	36,510	429	4.60%	23,830	314	5.16%	28,450	1,443	4.99%	28,259	1,355	4.73%
Receivables from brokerage clients	77,524	1,378	6.95%	62,602	1,260	7.88%	70,811	5,420	7.53%	61,914	4,793	7.64%
Available for sale securities (1)	92,216	486	2.09%	118,831	647	2.16%	101,659	2,166	2.12%	137,178	2,987	2.17%
Held to maturity securities (1)	147,608	638	1.72%	160,378	700	1.74%	152,566	2,636	1.72%	165,634	2,872	1.73%
Bank loans	44,248	483	4.36%	40,386	437	4.31%	42,255	1,867	4.42%	40,234	1,664	4.14%
Total interest-earning assets	426,438	3,748	3.46%	441,339	3,833	3.43%	425,417	15,071	3.51%	471,065	15,565	3.28%
Securities lending revenue		72			78			330			419
Other interest revenue		31			52			136			127
Total interest-earning assets	$426,438	$3,851	3.56%	$441,339	$3,963	3.54%	$425,417	$15,537	3.61%	$471,065	$16,111	3.39%
Funding sources
Bank deposits	$244,176	$550	0.90%	$280,380	$971	1.37%	$256,212	$3,152	1.23%	$306,505	$3,363	1.10%
Payables to brokers, dealers, and clearing organizations (2)	13,045	142	4.28%	5,386	51	3.72%	8,522	372	4.30%	4,477	147	3.23%
Payables to brokerage clients	82,279	43	0.21%	61,781	66	0.43%	72,776	272	0.37%	66,842	271	0.41%
Other short-term borrowings	9,094	122	5.33%	6,724	95	5.63%	9,146	504	5.51%	7,144	375	5.25%
Federal Home Loan Bank borrowings	19,392	257	5.18%	31,630	423	5.28%	23,102	1,245	5.32%	34,821	1,810	5.14%
Long-term debt	22,438	206	3.67%	25,457	226	3.54%	23,083	846	3.66%	22,636	715	3.16%
Total interest-bearing liabilities (2)	390,424	1,320	1.34%	411,358	1,832	1.77%	392,841	6,391	1.62%	442,425	6,681	1.51%
Non-interest-bearing funding sources (2)	36,014			29,981			32,576			28,640
Other interest expense		—			1			2			3
Total funding sources	$426,438	$1,320	1.23%	$441,339	$1,833	1.65%	$425,417	$6,393	1.49%	$471,065	$6,684	1.41%
Net interest revenue		$2,531	2.33%		$2,130	1.89%		$9,144	2.12%		$9,427	1.98%
(1) Amounts have been calculated based on amortized cost.
(2) Beginning in 2024, payables to brokers, dealers, and clearing organizations is presented separately from non-interest-bearing funding sources and included in total interest-bearing liabilities. This line item includes securities loaned and related interest expense. Prior period amounts have been reclassified to reflect this change.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2024			2023			2024			2023
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$580,957	$389	0.27%	$461,091	$299	0.26%	$539,113	$1,461	0.27%	$391,864	$1,034	0.26%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	647,170	125	0.08%	486,340	98	0.08%	588,999	462	0.08%	471,832	382	0.08%
Mutual Fund OneSource® and other no-transaction- fee funds	363,024	231	0.25%	289,841	188	0.26%	342,615	878	0.26%	249,131	657	0.26%
Other third-party mutual funds and ETFs	629,913	106	0.07%	572,027	97	0.07%	611,999	420	0.07%	640,689	490	0.08%
Total mutual funds, ETFs, and CTFs (1)	$2,221,064	$851	0.15%	$1,809,299	$682	0.15%	$2,082,726	$3,221	0.15%	$1,753,516	$2,563	0.15%
Managed investing solutions (1)
Fee-based	$582,464	$557	0.38%	$465,266	$475	0.41%	$542,253	$2,129	0.39%	$458,114	$1,868	0.41%
Non-fee-based	115,712	—	—	98,679	—	—	111,571	—	—	96,633	—	—
Total managed investing solutions	$698,176	$557	0.32%	$563,945	$475	0.33%	$653,824	$2,129	0.33%	$554,747	$1,868	0.34%
Other balance-based fees (2)	827,930	76	0.04%	664,774	65	0.04%	776,715	286	0.04%	608,170	254	0.04%
Other (3)		25			19			80			71
Total asset management and administration fees		$1,509			$1,241			$5,716			$4,756
(1) Managed investing solutions, formerly referred to as “Advice solutions”, includes managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Wasmer SchroederTM Strategies, Schwab Index Advantage advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee managed investing solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for managed investing solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q4-24 % Change		2024				2023
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-23	Q3-24	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents, and bank deposits	(3)%	7%	$358.8	$334.1	$330.7	$348.2	$368.3
Bank deposit account balances	(10)%	4%	87.5	84.0	84.5	90.2	97.4
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	25%	6%	596.5	562.1	533.6	515.7	476.4
Equity and bond funds and CTFs (2)	24%	1%	232.2	228.9	214.4	206.0	186.7
Total proprietary mutual funds and CTFs	25%	5%	828.7	791.0	748.0	721.7	663.1
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	14%	(3)%	347.8	358.0	344.8	329.2	306.2
Mutual fund clearing services	20%	—	280.7	280.8	264.7	248.1	233.4
Other third-party mutual funds	8%	(2)%	1,211.1	1,236.5	1,177.5	1,182.9	1,126.5
Total Mutual Fund Marketplace	10%	(2)%	1,839.6	1,875.3	1,787.0	1,760.2	1,666.1
Total mutual fund assets	15%	—	2,668.3	2,666.3	2,535.0	2,481.9	2,329.2
Exchange-traded funds
Proprietary ETFs (2)	24%	2%	395.0	385.9	349.6	342.9	319.4
Other third-party ETFs	28%	3%	1,940.6	1,888.2	1,738.6	1,676.6	1,521.7
Total ETF assets	27%	3%	2,335.6	2,274.1	2,088.2	2,019.5	1,841.1
Equity and other securities	26%	3%	3,972.6	3,839.6	3,648.8	3,467.7	3,163.5
Fixed income securities	(2)%	(4)%	762.3	795.4	792.0	779.0	779.7
Margin loans outstanding	34%	15%	(83.8)	(73.0)	(71.7)	(68.1)	(62.6)
Total client assets	19%	2%	$10,101.3	$9,920.5	$9,407.5	$9,118.4	$8,516.6
Client assets by business (4)
Investor Services (5)	20%	3%	$5,721.6	$5,576.7	$5,317.5	$5,108.9	$4,759.2
Advisor Services (6)	17%	1%	4,379.7	4,343.8	4,090.0	4,009.5	3,757.4
Total client assets	19%	2%	$10,101.3	$9,920.5	$9,407.5	$9,118.4	$8,516.6
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business (4)
Investor Services (5)	64%	24%	$46.2	$37.2	$40.1	$37.6	$28.1
Advisor Services (6)	63%	16%	62.2	53.6	34.1	50.6	38.2
Total net new assets	63%	19%	$108.4	$90.8	$74.2	$88.2	$66.3
Net market gains			72.4	422.2	214.9	513.6	625.8
Net growth			$180.8	$513.0	$289.1	$601.8	$692.1
New brokerage accounts (in thousands, for the quarter ended)	23%	15%	1,119	972	985	1,094	910
Client accounts (in thousands)
Active brokerage accounts	5%	1%	36,456	35,982	35,612	35,301	34,838
Banking accounts	9%	2%	1,998	1,954	1,931	1,885	1,838
Workplace Plan Participant Accounts (7)	3%	—	5,399	5,388	5,363	5,277	5,221

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of December 31, 2024, off-platform equity and bond funds, CTFs, and ETFs were $35.0 billion, $3.9 billion, and $139.0 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) In the fourth quarter of 2024, Retirement Business Services moved from Advisor Services to Investor Services. Prior periods have been recast.
(5) Fourth quarter of 2024 includes net outflows of $5.5 billion from off-platform Schwab Bank Retail CDs and an outflow of $0.6 billion from a large international relationship. Third quarter of 2024 includes net outflows of $4.4 billion from off-platform Schwab Bank Retail CDs and an outflow of $0.1 billion from a large international relationship. Second quarter of 2024 includes net inflows of $2.7 billion from off-platform Schwab Bank Retail CDs and an inflow of $10.3 billion from a mutual fund clearing services client. First quarter of 2024 includes net outflows of $7.4 billion from off-platform Schwab Bank Retail CDs. Fourth quarter of 2023 includes net inflows of $2.4 billion from off-platform Schwab Bank Retail CDs and outflows of $5.8 billion from a large international relationship.
(6) Fourth quarter of 2024 includes an outflow of $0.3 billion from a large international relationship. Fourth quarter of 2023 includes outflows of $6.4 billion from a large international relationship.
(7) Includes Retirement Plan Services, Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business.

The Charles Schwab Corporation Monthly Activity Report For December 2024

	2023	2024												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	37,690	38,150	38,996	39,807	37,816	38,686	39,119	40,843	41,563	42,330	41,763	44,911	42,544	(5)%	13%
Nasdaq Composite®	15,011	15,164	16,092	16,379	15,658	16,735	17,733	17,599	17,714	18,189	18,095	19,218	19,311	—	29%
Standard & Poor’s® 500	4,770	4,846	5,096	5,254	5,036	5,278	5,460	5,522	5,648	5,762	5,705	6,032	5,882	(2)%	23%
Client Assets (in billions of dollars)
Beginning Client Assets	8,180.6	8,516.6	8,558.1	8,879.5	9,118.4	8,847.5	9,206.3	9,407.5	9,572.1	9,737.7	9,920.5	9,852.0	10,305.4
Net New Assets (1)	42.1	14.8	31.7	41.7	10.0	31.0	33.2	29.0	31.5	30.3	22.7	25.5	60.2	136%	43%
Net Market Gains (Losses)	293.9	26.7	289.7	197.2	(280.9)	327.8	168.0	135.6	134.1	152.5	(91.2)	427.9	(264.3)
Total Client Assets (at month end)	8,516.6	8,558.1	8,879.5	9,118.4	8,847.5	9,206.3	9,407.5	9,572.1	9,737.7	9,920.5	9,852.0	10,305.4	10,101.3	(2)%	19%
Core Net New Assets (1,2)	43.1	17.2	33.4	45.0	1.0	31.1	29.1	29.0	32.8	33.5	24.6	28.8	61.4	113%	42%
Receiving Ongoing Advisory Services (at month end)
Investor Services	581.4	584.1	601.8	618.5	602.2	624.0	632.9	649.1	663.7	675.1	665.6	688.9	682.0	(1)%	17%
Advisor Services	3,757.4	3,780.4	3,902.5	4,009.5	3,893.9	4,027.3	4,090.0	4,185.4	4,268.1	4,343.8	4,303.3	4,489.2	4,379.7	(2)%	17%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	34,838	35,017	35,127	35,301	35,426	35,524	35,612	35,743	35,859	35,982	36,073	36,222	36,456	1%	5%
Banking Accounts	1,838	1,856	1,871	1,885	1,901	1,916	1,931	1,937	1,940	1,954	1,967	1,980	1,998	1%	9%
Workplace Plan Participant Accounts (3)	5,221	5,226	5,268	5,277	5,282	5,345	5,363	5,382	5,373	5,388	5,407	5,393	5,399	—	3%
Client Activity
New Brokerage Accounts (in thousands)	340	366	345	383	361	314	310	327	324	321	331	357	431	21%	27%
Client Cash as a Percentage of Client Assets (4)	10.5%	10.5%	10.2%	10.0%	10.2%	9.9%	9.7%	9.6%	9.5%	9.5%	9.8%	9.5%	10.1%	60 bp	(40) bp
Derivative Trades as a Percentage of Total Trades	21.8%	21.8%	22.2%	21.9%	22.1%	21.9%	21.3%	21.2%	20.8%	21.5%	21.4%	19.7%	18.6%	(110) bp	(320) bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (5)	446,305	443,694	434,822	431,456	423,532	415,950	417,150	417,379	420,191	420,203	422,327	425,789	431,177	1%	(3)%
Average Margin Balances	62,309	61,368	63,600	66,425	68,827	67,614	69,730	73,206	73,326	72,755	74,105	76,932	81,507	6%	31%
Average Bank Deposit Account Balances (6)	95,518	95,553	92,075	90,774	88,819	86,844	85,195	83,979	82,806	82,336	83,261	84,385	85,384	1%	(11)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (7,8) (in millions of dollars)
Equities	7,903	8,182	7,624	10,379	3,472	5,734	3,379	10,908	5,609	5,217	7,176	13,226	14,805
Hybrid	(1,596)	(501)	(1,330)	(439)	(703)	(558)	(843)	(1,155)	(1,377)	(432)	(1,397)	(329)	124
Bonds	6,104	7,510	9,883	7,561	5,949	5,854	6,346	8,651	10,919	11,015	10,442	7,473	10,969
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (7)	(7,406)	(966)	(1,348)	(1,607)	(4,818)	(5,544)	(4,254)	(4,679)	(4,003)	(1,261)	(4,905)	(4,492)	(4,331)
Exchange-Traded Funds (8)	19,817	16,157	17,525	19,108	13,536	16,574	13,136	23,083	19,154	17,061	21,126	24,862	30,229
Money Market Funds	7,745	11,717	10,129	9,085	(2,357)	9,790	3,858	9,110	8,048	9,672	11,032	9,172	8,956
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs. Additionally, 2024 includes outflows from a large international relationship of $0.1 billion in August, $0.3 billion in October, $0.6 billion in November, and an inflow of $10.3 billion from a mutual fund clearing services client in April. 2023 also includes an outflow from a large international relationship of $0.6 billion in December.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Includes Retirement Plan Services, Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business.
(4) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets; client cash excludes brokered CDs issued by Charles Schwab Bank.
(5) Represents average total interest-earning assets on the Company’s balance sheet.
(6) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(7) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(8) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s fourth quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below. Beginning in the third quarter of 2023, these adjustments also include restructuring costs, which the Company began incurring in connection with its previously announced plans to streamline its operations to prepare for post-integration of Ameritrade. See Part I – Item 1 – Note 10 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 for additional information.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, restructuring costs, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Costs related to acquisition and integration or restructuring fluctuate based on the timing of acquisitions, integration and restructuring activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.
Adjusted Tier 1 Leverage Ratio
Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company and for Charles Schwab Bank, SSB (CSB), adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio.
Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria. Additionally, the Company uses adjusted Tier 1 Leverage Ratio in managing capital, including its use of the measure as its long-term operating objective.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$3,024	$1,840	$3,265	$1,045	$11,914	$5,942	$12,459	$5,067
Acquisition and integration-related costs (1)	(20)	20	(67)	67	(117)	117	(401)	401
Amortization of acquired intangible assets	(130)	130	(130)	130	(519)	519	(534)	534
Restructuring costs (2)	(27)	27	(216)	216	(9)	9	(495)	495
Income tax effects (3)	N/A	(43)	N/A	(91)	N/A	(154)	N/A	(338)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,847	$1,974	$2,852	$1,367	$11,269	$6,433	$11,029	$6,159
(1) Acquisition and integration-related costs for the three and twelve months ended December 31, 2024 primarily consist of $10 million and $54 million of compensation and benefits, $4 million and $36 million of professional services, and $6 million and $19 million of depreciation and amortization. Acquisition and integration-related costs for the three and twelve months ended December 31, 2023 primarily consist of $29 million and $187 million of compensation and benefits, $24 million and $135 million of professional services, $7 million and $28 million of occupancy and equipment, and $1 million and $27 million of other expense.
(2) Restructuring costs for the three months ended December 31, 2024 primarily consist of $24 million of other expense. Restructuring costs for the twelve months ended December 31, 2024 reflect a change in estimate of $34 million in compensation and benefits, offset by $5 million of occupancy and equipment and $37 million of other expense. Restructuring costs for the three and twelve months ended December 31, 2023 primarily consist of $16 million and $292 million of compensation and benefits, $15 million and $17 million of occupancy and equipment, and $181 million of other expense for each period.
(3) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs on an after-tax basis.
N/A Not applicable.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$2,305	43.3%	$1,194	26.8%	$7,692	39.2%	$6,378	33.9%
Acquisition and integration-related costs	20	0.4%	67	1.5%	117	0.6%	401	2.1%
Amortization of acquired intangible assets	130	2.4%	130	2.9%	519	2.7%	534	2.9%
Restructuring costs	27	0.5%	216	4.8%	9	—	495	2.6%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,482	46.6%	$1,607	36.0%	$8,337	42.5%	$7,808	41.5%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,717	$.94	$926	$.51	$5,478	$2.99	$4,649	$2.54
Acquisition and integration-related costs	20.01		67.04		117.06		401.22
Amortization of acquired intangible assets	130.07		130.07		519.28		534.29
Restructuring costs	27.01		216.12		9	—	495.27
Income tax effects	(43)	(.02)	(91)	(.06)	(154)	(.08)	(338)	(.19)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,851	$1.01	$1,248	$.68	$5,969	$3.25	$5,741	$3.13

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Return on average common stockholders’ equity (GAAP)	18%	12%	15%	16%
Average common stockholders’ equity	$38,604	$30,179	$35,475	$29,334
Less: Average goodwill	(11,951)	(11,951)	(11,951)	(11,951)
Less: Average acquired intangible assets — net	(7,808)	(8,325)	(8,002)	(8,524)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,723	1,790	1,741	1,805
Average tangible common equity	$20,568	$11,693	$17,263	$10,664
Adjusted net income available to common stockholders (1)	$1,851	$1,248	$5,969	$5,741
Return on tangible common equity (non-GAAP)	36%	43%	35%	54%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

	(Preliminary)
	December 31, 2024
	CSC	CSB
Tier 1 Leverage Ratio (GAAP)	9.9%	11.6%
Tier 1 Capital	$45,186	$32,584
Plus: AOCI adjustment	(14,839)	(12,938)
Adjusted Tier 1 Capital	30,347	19,646
Average assets with regulatory adjustments	458,119	280,701
Plus: AOCI adjustment	(14,831)	(13,037)
Adjusted average assets with regulatory adjustments	$443,288	$267,664
Adjusted Tier 1 Leverage Ratio (non-GAAP)	6.8%	7.3%